Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Aspen Series of our reports dated February 20, 2025, relating to the financial statements and financial highlights of Janus Henderson VIT Balanced Portfolio, Janus Henderson VIT Enterprise Portfolio, Janus Henderson VIT Flexible Bond Portfolio, Janus Henderson VIT Forty Portfolio, Janus Henderson VIT Global Research Portfolio, Janus Henderson VIT Global Sustainable Equity Portfolio, Janus Henderson VIT Global Technology and Innovation Portfolio, Janus Henderson VIT Mid Cap Value Portfolio, Janus Henderson VIT Overseas Portfolio and Janus Henderson VIT Research Portfolio, which appear in Janus Aspen Series’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the cover page on the Statement of Additional Information and the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 29, 2025